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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                            ADVANCE AUTO PARTS, INC.
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             (Exact name of registrant as specified in its charter)

              Delaware                                  54-2049910
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(State of incorporation or organization)    (I.R.S. Employer Identification No.)

  5673 Airport Road, Roanoke, Virginia                    24012
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(Address of principal executive offices)                (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

       Title of each class                Name of each exchange on which
       to be so registered                each class is to be registered

Common Stock, par value $0.0001 per       New York Stock Exchange
share
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--------------------------------------    --------------------------------------

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If this form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [X]

If this form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [_]

Securities Act registration statement file number to which this form relates:
333-68858 and 333-73990 (if applicable)
-----------------------


Securities to be registered pursuant to Section 12(g) of the Act:

--------------------------------------------------------------------------------
                                (Title of class)

--------------------------------------------------------------------------------
                                (Title of class)

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                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.  Description of Registrant's Securities to be Registered.

     The information required by Item 202 of Regulation S-K is provided under the heading "DESCRIPTION OF THE CAPITAL STOCK OF ADVANCE" in the Registrant's Registration Statement on Form S-4, Registration No. 333-68858, as initially filed with the Securities and Exchange Commission on August 31, 2001, as amended on October 15, 2001 and November 6, 2001, and as the same may be subsequently amended, and the Registrant's Registration Statement or Form S-4, Registration No. 333-73990, as filed with the Securities and Exchange Commission on November 26, 2001 (collectively, the "Registration Statement on Form S-4"). The Registration Statement on Form S-4 is hereby incorporated by reference and made a part hereof.

Item 2.  Exhibits.

     The following Exhibits are filed as part of this Registration Statement:

     1. Form of Restated Certificate of Incorporation of the Registrant, incorporated by reference to Exhibit 3.1 of the Registrant's Registration Statement on Form S-4.

     2. Bylaws of Registrant, incorporated by reference to Exhibit 3.2 of the Registrant's Registration Statement on Form S-4.

     3. Amended and Restated Stockholders' Agreement dated as of November 2, 1998 among FS Equity Partners IV, L.P., Ripplewood Partners, L.P., Ripplewood Advance Auto Parts Employee Fund I L.L.C., Nicholas F. Taubman, Arthur Taubman Trust dated July 13, 1964, WA Holding Co. and Advance Holding Corporation (including the Terms of the Registration Rights of the Common Stock, incorporated by reference to Exhibit 4.2 of the Registration Statement on Form S-4).

     4. Form of Amendment No. 1 to Amended and Restated Stockholder's Agreement among Advance Holding Corporation, the Registrant, FS Equity Partners IV, L.P., Ripplewood Partners, L.P., Ripplewood Advance Auto Parts Employee Fund I L.L.C., Nicholas F. Taubman, Arthur Taubman Trust dated July 13, 1964, WA Holding Co., Peter J. Fontaine, Fontaine Industries Limited Partnership and the Peter J. Fontaine Revocable Trust, incorporated by reference to Exhibit 4.7 of the Registration Statement on Form S-4.

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                                    SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                (Registrant)

                                Advance Auto Parts, Inc.
                                ------------------------------------------------

                                Date   November 29, 2001
                                     -------------------------------------------

                                By     /s/ Jimmie L. Wade
                                   ---------------------------------------------
                                   Jimmie L. Wade, President and
                                   Chief Financial Officer

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